Exhibit 4.6

OPTION AGREEMENT

THIS AGREEMENT dated the 8th day of November. 2005.

BETWEEN:

Emerald Isle Investments, Ltd.. of

6371 Richmond Avenue, Suite 200

Houston, Texas, U.S.A. 77057

(hereinafter called the “Optionor”)

OF THE FIRST PART

AND:

Anglo-Canadian Uranium Corp, of

Suite 1150— 355 Burrard Street

Vancouver, British Columbia V6C 208

(hereinafter called the “Optionee”)

OF THE SECOND PART

WHEREAS:

A.

The Optionor has acquired the right to acquire an undivided 100% interest in 39 uranium and vanadium mineral claims (the “Claims”) as more particularly described in Schedule “A” attached hereto, known as the East Canyon Wash property situated San Juan County in the state of Utah; and

B.

The Optionor has agreed to grant an option to sell an undivided 100% interest in and to the Claims to the Optionee upon the following term’s and conditions.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the representations, warranties, covenants and agreements herein contained, the Optionor hereby gives and grants to the Optionee the sole and exclusive option (“Option”) to purchase an undivided 100% interest in and to the Claims subject to the following terms and conditions:

1.1

The Option shall be irrevocable and shall be open for exercise by payment by the Optionee to the Optionor and Geoxplor, Corp. (a Nevada Corporation) as follows:

(a)

the payment of the sum of $35,000 U.S. to the Optionor within three business days of the Optionee receiving approval from the TSX Venture Exchange to the terms of this Agreement (“Approval Date”);

(b)

the payment of the sum of $20,000 U.S. to the Optionor if and when a first phase of an exploration program has been completed on the Claims by the Optionee and a duly qualified engineer recommends that an additional phase of work be conducted on the Claims;

(c)

the payment of the sum of $20,000 US. to the Optionor if and when a second phase of an exploration program has been completed on the Claims by the Optionee and a duly qualified engineer recommends that an additional phase of work be conducted on the Claims;

(d)

the payment of the sum of $150,000 U.S. or equivalent cash value in shares of the capital of the Optionee at the election of the Optionee based on a five day trading average prior to the payment date payable to Geoxplor, Corp. (a Nevada Corporation) when mined ore from the Claims is first delivered and sold to a mill and in any event by October 12, 2008;

(e)

the issuance of a total of 1,400,000 shares in the capital of the Optionee to be issued as follows:

(i)

400,000 shares to the Optionor and/or assigns on the Approval Date;

(ii)

200,000 shares to Geoxplor, Corp. (a Nevada Corporation) on the Approval Date;

(iii)

400,000 shares to the Optionor and/or assigns upon the first anniversary date at the Approval Date;

(iv)

200,000 shares to Geoxplor. Corp. (a Nevada Corporation) on the first anniversary date of the Approval Date; and

(v)

200,000 shares to Geoxplor, Corp. (a Nevada Corporation) upon the second anniversary date of the Approval Date.

(f)

the Optionee completing an exploration program on the Claims in the amount of $100,000 U.S. to be completed on or before October 12, 2006;

(g)

the Optionee completing an additional exploration program on the Claims in the amount of $200,000 U.S. to be completed on or before October 12, 2007; and

(h)

the Optionee completing an additional exploration program on the Claims in the amount of $200,000 U.S. to be completed on or before October 12,2008.

1.2

Upon the Optionee making the payments set out in paragraphs 1.1(a), (b), (c) and (d), issuing the shares as set out in paragraph 3.1(e) hereof and making the exploration expenditures as set out in paragraphs 1.1(f), (g) and (h), the Option shall be deemed to have been exercised and the Optionee shall have earned an undivided 100% interest in the Claims.

2.1

The Optionee acknowledges that its interest in the Claims shall be subject to a royalty or charge in the amount of two percent (2%) of’ Net Smelter Returns payable to, the Geoxplor, Corp. (a Nevada Corporation).

2.2

For the purpose of this clause “Net Smelter Returns” shall mean the actual proceeds received by the Optionee from a smelter or other place of sale or treatment in respect of all ore removed by the Optionee from the Claims as evidenced by its returns or settlement sheets after deducting from the said proceeds all freight or other transportation costs from the Claims, to the smelter or other place of sale or treatment, but without any other deduction whatsoever. Net Smelter Returns due and payable to the Optionor hereunder shall be paid within sixty days alter receipt of the said actual proceeds by the Optionee. Within ninety days after the end of each fiscal year during which any ore was shipped from the Claims the records relating to the calculation of Net Smelter Returns during that fiscal year shall be delivered to the Optionor, upon written request who shall have sixty days after receipt of such statements to question their accuracy and failing such question, the statements shall be deemed correct. The Optionor or his representative duly appointed in writing shall have the right at all reasonable times upon written request to inspect such books and financial records of the Optionee as are relevant to the determination of Net Smelter Returns and at his own expense to make copies thereof.

3.1

During the term of this Agreement the Optionee shall have the exclusive possession and control of the Claims and the right by its employees, agents or contractors to explore, prospect, examine and develop the Claims in such a manner as the Optionee, in its sole discretion shall decide and based on professional geological recommendations.

4.1

The Optionor represents and warrants that it has the right to acquire an undivided ~00% interest in and to the Claims free and clear of all liens, charges and encumbrances and conflicting claims and rights of whatsoever nature and kind, that the Claims are in good standing and that it has full power, absolute authority and capacity to enter into this Agreement without obtaining the consent of any other person or body corporate and that no other person or body corporate has any agreement~ option, right or privilege capable of becoming an agreement for the purchase of the Claims or an interest therein save as might be expressly set out herein.

4.2

The Optionee represents and warrants to the Optionor it is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated herein.

5.1

The Optionor agrees to execute and deliver to the Optionee such bills of sale, transfers or other documentation required to transfer an undivided 100% interest in and to the Claims to the Optionee upon the exercise of the Option. The Optionee has the right to record documentation with the appropriate governmental agency to record its interest in and to the Claims pursuant to the terms of this Agreement.

6.1.

During the currency of this Agreement the Optionee agrees to:

(a)

keep the Claims free and clear of all liens and encumbrances arising from its operations hereunder and in good standing by doing and filing all necessary work and payment of all taxes required to be paid and by doing all other acts and things and making all other payments required to be made which may be necessary in that regard; and

(b)

conduct all work on or with respect to the Claims in a careful and minerlike manner and in accordance with the applicable laws of the State of Utah and indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against the Optionor as a result of work done by the Optionee on or with respect to the Claims.

7.1

The Option shall forthwith terminate:

(a)

upon the failure of the Optionee to make any of the payments, or issue any shares or completing the exploration expenditures as specified in paragraph 1 hereof by the dates specified;

(b)

upon the Optionee giving notice of termination to the Optionor; or

(c)

upon the expiration of thirty days after service of notice to the Optionee in writing by the Optionor of a breach by the Optionee of any condition or covenant herein contained to be observed or performed, If such breach has not theretofore been rectified.

7.2

Upon termination of the Option all obligations or liabilities hereunder of whatever nature of the parties shall cease and determine except for the obligation of the Optionee to leave the Claims free and clear of any liens, charges or encumbrances arising from its work thereon, or for materials or supplies delivered thereto at its request The Optionee shall have the right for ninety days thereafter to remove any machinery, equipment or supplies brought on to the Claims by it.

7.3

In the event the Optionee terminates the Option, the Optionee shall, forthwith transfer any interest it has in the Claims to the Optionor for the sum of $10.00.

8.

The rights of neither party shall be prejudiced by events beyond a party’s reasonable control, including, without limiting, environmental restrictions or approvals, the exigencies of nature, government and acts of God particularly as they may affect exploration and development of the Claims but excluding the want of funds. All times herein provided for shall be extended by the period necessary to cure any such event and the party affected shall use all reasonable means to do so promptly. Each party agrees to cooperate with the other in applying for and obtaining all required federal, territorial, provincial and other governmental approvals.

9.

The data and information coining into the possession of the Optionor by virtue of this Agreement shall be kept confidential and shall not be disclosed to third parties without the written consent of the Optionee.

10.

Nothing in this Agreement shall be deemed to constitute the Optionor the partner of the Optionee except as specifically provided the agent of the other. Each party agrees to indemnify and hold the other harmless from and against the breaches of its representations, warranties, or agreements hereunder and from and against any negligent or intentional acts by it or any of its officers, agents or employees.

11.

Time shall be of the essence of this Agreement and should the parties fix new dates for the performance of any obligation time shall thereafter again be of the essence of this Agreement.

12.

The Optionor and the Optionee acknowledge this Agreement and the issuance of any shares in the capital of the Optionee are subject to the approval of all necessary regulatory authorities including the TSX Venture Exchange as applicable and agree to promptly comply with all conditions and requirements which may be required by such regulatory authorities.

13.

This Agreement shall be construed with and governed by the laws of the State of Nevada. All references herein to sums of money shall be deemed to refer to U.S. funds.

14.

Any notice given pursuant hereto shall be in writing and shall be delivered or mailed by pre-paid registered post to the other party at its address set forth in the beginning of this Agreement and if so delivered shall be deemed to be effective immediately and if so mailed shall be deemed to have been given on the fifth postal delivery day following the date of mailing.

15.

The Optionor will indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement, or condition made by him and contained in this Agreement. The Optionor acknowledges and agrees that the Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

16.

This Agreement represents the complete understanding of the parties and shall not be deviated from except by a further written agreement. Each party agrees to execute further documents necessary to give effect to this Agreement.

17.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns.

18.

Consent to the Disclosure Information. The Optionor acknowledges and consents to the release by the Optionee of certain information regarding the Optionor including the Optioner’s name address, telephone number and, if applicable, information regarding beneficial ownership of the Optionor, in compliance with securities regulatory policies to regulatory authorities. The purpose of the collection of the information is to ensure the Optionee will be able to issue shares to the Optionor in compliance with applicable Canadian securities laws and to have the information required to be provided in documents required to be filed with the TSX Venture Exchange and with securities regulatory authorities under applicable securities laws. The contact information for the officer of the Optionee who can answer questions about this collection of information is as follows:

Leonard J. Harris, President

Anglo-Canadian Uranium Corp.

Suite 1150 – 355 Burrard Street

Vancouver, British Columbia V6C 2G8

Telephone: 604-669-6807

Facsimile: 604-669-5715

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EMERALD ISLE INVESTMENTS, LTD.

Per:	/s/ signed
Authorized Signatory President

ANGLO-CANADIAN URANIUM CORP.

Per:	/s/ signed
Authorized Signatory

ANGLO-CANADIAN URANIUM CORP.

SCHEDULE A - CLAIMS

AREA 1 - [illegible]

Claim #	Section	TWP	RGE	ENTRY	UMC
BC#1	25	T31S	R24E	1/12/06	
BC#2	25	T31S	R24E	1/12/06	
BC#3	25	T31S	R24E	1/12/06	
BC#4	25	T31S	R24E	1/12/06	
BC#5	25	T31S	R24E	9/1/06	378744
BC#6	25	T31S	R24E	9/1/06	378745
BC#7	25	T31S	R24E	9/1/06	378746
BC#8	25	T31S	R24E	9/1/06	378747
BC#9	26	T31S	R24E	1/12/06	
BC#10	26	T31S	R24E	1/12/06	
BC#11	26	T31S	R24E	1/12/06	
BC#12	26	T31S	R24E	1/12/06	
BC#13	26	T31S	R24E	1/12/06	
BC#14	26	T31S	R24E	1/12/06	
BC#15	26	T31S	R24E	1/12/06	
BC#16	26	T31S	R24E	1/12/06	
BC#17	35	T31S	R24E	1/12/06	
BC#18	35	T31S	R24E	1/12/06	
BC#19	35	T31S	R24E	1/12/06	
BC#20	35	T31S	R24E	1/12/06	
BC#21	35	T31S	R24E	1/12/06	
BC#22	36	T31S	R24E	1/12/06	
BC#23	35	T31S	R24E	1/12/06	
BC#24	35	T31S	R24E	9/1/06	378748

AREA 2 - [illegible]

Claim #	Section	TWP	RGE	ENTRY	UMC
LC #2	5	T32S	R25E	9/1/06	378040
LC #3	5	T32S	R24E	9/1/06	378041
LC #[illegible]	5	T31S	R25E	9/1/06	378042
LC #7	5	T31S	R25E	9/1/06	378043
LC #8	5	T32S	R25E	9/1/06	378044
LC #9	5	T32S	T32S	9/1/06	378045
LC #10	5	T32S	T32S	9/1/06	378046
LC #11	5	T32S	T32S	9/1/06	378047
LC #12	5	T32S	T32S	9/1/06	378048
LC #13	5	T32S	T32S	9/1/06	378049
LC #14	5	T32S	T32S	9/1/06	378050
LC #15	5	T32S	T32S	9/1/06	378051
LC #16	5	T32S	T32S	9/1/06	378052
LC #17	5	T32S	T32S	9/1/06	378053
LC #18	5	T32S	T32S	9/1/06	378054

These claims are situated in San Juan County in the State of Utah.

AMENDMENT No.1 TO OPTION AGREEMENT

DATED NOVEMBER 8, 2005 BETWEEN

EMERALD ISLE INVESTMENTS, LTD.

AND ANGLO-CANADIAN URANIUM CORP.

BETWEEN:

Emerald Isle Investments, Ltd., of

6371 Richmond Avenue, Suite 200

Houston, Texas 77057

(hereinafter called the “Optionor”)

OF THE FIRST PART

AND:

Anglo-Canadian Uranium corp., of

Suite 1150-355 l3urrard Street

Vancouver, British Columbia VGC 2G8

(hereinafter called “Optionee”)

OF THE SECOND PART

WHEREAS the parties entered into an option agreement (the “Option Agreement”) dated November 8, 2005 providing for the granting of an option by the Optionor to the Optionee of a 100% interest in 39 uranium and vanadium mineral claims situated in San Juan County, Utah;

AND WHEREAS the actual number of uranium and vanadium mineral claims granted by the Optionor to Optionee is 20 uranium and vanadium mineral claims and the parties wish to amend the Option Agreement to reflect the optioning of the lesser number of uranium and vanadium claims, said claims are reflected in Exhibit “A” attached and incorporated hereto;

NOW THEREFORE in consideration of the premises and the mutual covenants and promises herein contained, the parties hereto agree as follows:

Paragraph 1.1 of the Option Agreement shall be modified and amended as follows:

1.1

The Option shall be irrevocable and shall be open for exercise by payment by the Optionee and GeoXplor, Corp. (a Nevada Corporation) as follows:

(a)

the payment of the sum of $35,000.00 USD to the Optionor within three business days of the Optionee receiving approval from the TSX Venture Exchange to the terms of this Agreement (“Approval Date”);

(b)

The issuance of a total of 600,000 shares in the capital of the Optionee to be issued as follows:

(i)

400,000 shares to Optionor and/or assigns on Approval Date; and

(ii)

200,000 shares to GeoXplor, Corp. and/or assigns on Approval Date.

Paragraph 1.2 of the Option Agreement shall be modified and amended as follows:

1.2

Upon the Optionee making the payments set out in paragraphs 1.1(a) and issuing the shares as set out in paragraph 1.1(b) hereof, the Option shall be deemed to have been exercised and the Optionee shall have earned an undivided 100% interest in the Claims.

Paragraph 2.1 of the Option Agreement shall be modified and amended as follows:

2.1

The Optionee acknowledges that its interest in the Claims shall be subject to a royalty or charge in the amount of two percent (2%) of Net Smelter Returns payable to GeoXplor, Corp. Optionee may buy any portion of GeoXplor, Corp.’s 2% royalty at anytime for a purchase price of $100,000 per each 1% for a maximum of $200,000. Optionee may purchaser all or part of GeoXplor’s 2% royalty.

Paragraph 7.1 of the Option Agreement shall be modified and amended as follows:

7.1

The Option shall forthwith terminate:

(a)

upon the failure of the Optionee to make any of the payments or issue any shares to the Optionor as specified in paragraph 1 hereof by the dates specified;

(b)

upon the Optionee giving notice of termination to the Optionor; or

(c)

upon the expiration of thirty days after service of notice to the Optionee in writing by the Optionor of a breach by the Optionee of any condition or covenant herein contained to be observed or performed, if such breach has not theretofore been rectified.

The option Agreement and Amendment No. 1 to the Option Agreement shall with respect to all other terms and conditions remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of October 5th, 2006.

EMERALD ISLE INVESTMENTS, LTD.

By:	/s/ W. Scott Thompson President
W. Scott Thompson, it’s President

ANGLO-CANADIAN URANIUM CORPORATION

By:
Len Harris, it’s President

Exhibit “A”

Area #1 (5 claims) -		UMC#
	1.	376744
	2.	376745
	3.	376746
	4.	376747
	5.	376748

Area #6 (15 Claims) Locuist Mine -	UMC#
1.	378040
2.	378341
3.	378042
4.	378043
5.	378044
6.	378045
7.	378046
8.	378047
9.	378048
10.	378049
11.	378050
12.	378051
13.	378052
14.	378053
15.	378054

AMENDMENT No.2 TO OPTION AGREEMENT

DATED OCTOBER 12, 2005 BETWEEN

GEOXPLORE, CORP. AND EMERALD ISLE INVESTMENTS, LTD.

BETWEEN:

GeoXplor, Corp.

PMB 293, Suite 109, 3655 West Anthem Way

Anthem, Arizona 85086

(hereinafter called the “Optionor”)

OF THE FIRST PART

AND:

Emerald Isle Investments, Ltd., of

6371 Richmond Avenue, Suite 200

Houston, Texas 77057

(hereinafter called “Optionee”)

OF THE SECOND PART

WHEREAS the parties entered into an option agreement (the “Option Agreement”) dated October 12, 2005 providing for the granting of an option by the Optionor to the Optionee of a 100% interest in 39 uranium and vanadium mineral claims situated in San Juan County, Utah;

AND WHEREAS the actual number of uranium and vanadium mineral claims granted by the Optionor to Optionee is 20 uranium and vanadium mineral claims and the parties wish to amend the Option Agreement to reflect the optioning of the lesser number of uranium and vanadium claims, said claims are reflected in Exhibit “A” attached and incorporated hereto;

NOW THEREFORE in consideration of the premises and the mutual covenants and promises herein contained, the parties hereto agree as follows:

Paragraph 1 of the Option Agreement shall be modified and amended as follows:

1

The Option shall be irrevocable and shall be open for exercise by payment by the Optionee as follows:

(a)

The issuance of a total of two hundred thousand (200,000) shares of common stock of Anglo-Canadian Uranium Corporation payable forthwith after Anglo-Canadian

Uranium Corporation obtains all necessary regulatory approvals including the TSX Venture Exchange, as applicable.

(b)

The payment of the sum of thirty-five thousand ($35,000.00 USD) as follows:

(i)

Three thousand five hundred USD ($3,500) payable within five (5) business days of the execution of this Agreement;

(ii)

Thirty-one thousand dollars ($31,000 USD) payable upon Anglo-Canadian Uranium Corporation obtaining all necessary regulatory approvals including the TSX Venture Exchange.

(c)

Upon the Optionee issuing the shares as set out in paragraph 1(a) and making the payments as set out in paragraph 1(b) hereof, the Option shall be deemed to have been exercised and the Optionee shall have earned an undivided 100% interest in the Claims.

Paragraph 2 of the Option Agreement shall be modified and amended as follows:

2.

As additional consideration for the Optionor entering into this Agreement, the Optionee acknowledges that its interest in the Claims shall be subject to a royalty or charge in the amount of two percent (2%) of Net Smelter Returns payable to the Optionor.  Optionee may buy any portion of the Optionor’s 2% royalty at anytime for a purchase price of $100,000 per each 1% for a maximum of $200,000.  Optionee may purchase at Optionee’s option all or part of Optionor’s 2% royalty.

Paragraph 4 of the Option Agreement shall be modified and amended as follows:

4.

Optionee shall not have a work commitment to explore or develop the 25 uranium and vanadium mineral claims.

Paragraph 10 of the Option Agreement shall be modified and amended as follows:

10.

During the currency of this Agreement the Optionee agrees to:

(a)

keep the Claims free and clear of all liens and encumbrances arising from its operations hereunder and in good standing by doing and filing all necessary work and payment of all taxes required to be paid and by doing all other acts and things and making all other payments required to be made which may be necessary in that regard;

(b)

conduct all work on or with respect to the Claims in a careful and miner like manner and in accordance with the applicable laws of the State of Utah and indemnify and hold harmless the Optionor from any and all claims, suits or actions made or brought against the Optionor as a result of work done by the Optionee on or with respect to the Claims;

(c)

obtain and maintain, or cause any contractor engagd by the Optionee to obtain and maintain, during any period in which active work is carried out hereunder, adequate workers’ compensation insurance in accordance with the applicable laws of the State of Utah;

(d)

permit the Optionor or its representative, duly authorized by it, in writing, at its own risk and expense, access to the Claims at all reasonable times; and

(e)

keep the Claims in good standing, i.e. Annual Maintenance Fees shall be paid annually and timely.

Paragraph 11 of the Option Agreement shall be modified and amended as follows:

11.

The Option shall forthwith terminate:

(a)

upon the failure of the Optionee to make any of the payments or issue any shares to the Optionor as specified in paragraph 1 hereof by the dates specified;

(b)

upon the Optionee giving notice of termination to the Optionor; or

(c)

upon the expiration of thirty days after service of notice to the Optionee in writing by the Optionor of a breach by the Optionee of any condition or covenant herein contained to be observed or performed, if such breach has not theretofore been rectified.

The option Agreement and Amendment No. 1 to the Option Agreement shall with respect to all other terms and conditions remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have hereto have executed this Agreement as of September 27 , 2006.

GEOXPLOR, CORP.

By:

/s/ John Rud, President

John Rud, it’s President

EMERALD ISLE INVESTMENTS, LTD.

By:

___________________

W. Scott Thompson, it’s President

hereunder, adequate workers’ compensation insurance in accordance with the applicable laws of the State of Utah;

(d)

permit the Optionor or its representative, duly authorized by it, in writing, at its own risk and expense, access to the Claims at all reasonable times; and

(e)

keep the Claims in good standing, i.e. Annual Maintenance Fees shall be paid annually and timely.

Paragraph 11 of the Option Agreement shall be modified and amended as follows:

11.

The Option shall forthwith terminate:

(a)

upon the failure of the Optionee to make any of the payments or issue any shares to the Optionor as specified in paragraph 1 hereof by the dates specified;

(b)

upon the Optionee giving notice of termination to the Optionor; or

(c)

upon the expiration of thirty days after service of notice to the Optionee in writing by the Optionor of a breach by the Optionee of any condition or covenant herein contained to be observed or performed, if such breach has not theretofore been rectified.

The option Agreement and Amendment No. 1 to the Option Agreement shall with respect to all other terms and conditions remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have hereto have executed this Agreement as of September ___ , 2006.

GEOXPLOR, CORP.

By:

___________________

John Rud, it’s President

EMERALD ISLE INVESTMENTS, LTD.

By:

/s/ W. Scott Thompson, it’s President

W. Scott Thompson, it’s President

Exhibit “A”

Area #1 (5 claims) -		UMC#
	1.	376744
	2.	376745
	3.	376746
	4.	376747
	5.	376748

Area #6 (15 Claims) Locuist Mine -	UMC#
1.	378040
2.	378341
3.	378042
4.	378043
5.	378044
6.	378045
7.	378046
8.	378047
9.	378048
10.	378049
11.	378050
12.	378051
13.	378052
14.	378053
15.	378054